Exhibit 4.41.1

Dated 7 December 2016

Between

SRV JOINT GAS LTD.

as Borrower

and

DNB BANK ASA

(formerly known as DnB NOR BANK ASA)

as Security Trustee and as Agent for the Finance Parties

__________________________________________________________________________________________

AMENDMENT AGREEMENT RELATING TO A USD300,000,000

TERM FACILITY AGREEMENT DATED 20 DECEMBER 2007

(AS AMENDED ON 25 MARCH 2010, 26 AUGUST 2010, 25 JULY 2014 AND 24 FEBRUARY 2015)

__________________________________________________________________________________________

Ince & Co LLP

2 Leman Street

London, E1W 8QN

Tel: +44 7481 0010

Fax: +44 7481 4968

(Ref: BR/6023)

THIS AGREEMENT is dated 7 December 2016 and made between:

(1)	SRV JOINT GAS LTD. as borrower (the "Borrower");

(2)	DNB BANK ASA (formerly known as DnB NOR Bank ASA) as security trustee (the "Security Trustee"); and

(3)	DNB BANK ASA (formerly known as DnB NOR Bank ASA) as agent for the Finance Parties (the "Agent").

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Amended Facility Agreement" means the Original Facility Agreement, as amended by this Agreement.

"Charter" means the time charterparty of the Ship dated 20 March 2007, originally entered into between the Borrower and the Original Charterer, as novated by a novation agreement dated 25 March 2010 entered into between the Borrower, the Original Charterer and the Charterer and as amended by the First Charter Amendment, the Second Charter Amendment, an amendment dated 23 April 2014 and to be further amended by the Fourth Charter Amendment;

"Effective Date" means the date on which the Agent confirms to the Borrower that it has received each of the documents listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Agent.

“Fourth Charter Amendment” means the agreement for amendments to the Charter in relation to the Ship being operated as an FSRU under the Turkish Sub-Charter, to be entered into between the Borrower and the Charterer in agreed form;

"Original Facility Agreement" means the Facility Agreement dated 20 December 2007 as amended on 25 March 2010, 26 August 2010, 25 July 2014 and 24 February 2015 between the Borrower, the Agent and the other Finance Parties;

“Repositioning” means the repositioning of the Ship to a location near Cakmakli, Aliaga, Izmir, Turkey;

“Turkish Sub-Charter” means the sub-time charterparty to be entered into between the Turkish Sub-Charterer and the Charterer in relation to the Ship; and

“Turkish Sub-Charterer” means: (i) a joint venture company between Kalyon Insaat Sanayi Ve Ticaret A.S. and Kolin Insaat, Turzim, Sanayi Ve Ticaret A.S., or (ii) a nominee of Kalyon Insaat Sanayi Ve Ticaret A.S. or Kolin Insaat, Turzim, Sanayi Ve Ticaret A.S.

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1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term used in the Original Facility Agreement has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

(a)	In this Agreement any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a reference to a Clause or a Schedule of this Agreement.

(b)	Clause and Schedule headings are for ease of reference only.

1.4	Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5	Designation

In accordance with the Original Facility Agreement, the Agent and the Borrower designate this Agreement as a Finance Document.

2	CONSENTS

With effect from the Effective Date, the Agent (acting with the consent and authorisation of the Majority Lenders) gives its consent to:

(a)	the Fourth Charter Amendment (as required under Clause 23.12 of the Original Facility Agreement and Clause 4.2 of the Charter Assignment); and

(b)	subject to receipt by the Agent of the evidence listed in Schedule 2 (Conditions Subsequent), in form and substance satisfactory to the Agent, the operation of the Ship as a floating storage and regasification unit (“FSRU”) under the Turkish Sub-Charter at the location described in the Repositioning.

3	AMENDMENTS

With effect from the Effective Date,

3.1.1	Clause 1.1 of the Original Facility Agreement shall be amended as follows:

(a)	by replacing the definition of Charter in the Original Facility Agreement with the definition of such term in Clause 1.1 of this Agreement; and

(b)	by the addition of the definitions of “Fourth Charter Amendment”, “Turkish Sub-Charter” and “Turkish Sub-Charterer” as set out in Clause 1.1 of this Agreement.

3.1.2	Each of the other Finance Documents shall be amended so that any reference therein to “the Facility Agreement” shall be construed as a reference to the Amended Facility Agreement.

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4	CONTINUITY AND FURTHER ASSURANCE

4.1	Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

4.2	Further assurance

The Borrower shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5	FEES, COSTS AND EXPENSES

5.1	Transaction expenses

The Borrower shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred in connection with the registration, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

5.2	Enforcement Costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement, or the preservation, of any rights under this Agreement.

6	MISCELLANEOUS

6.1	Incorporation of terms

The provisions of Clause 32 (Notices), Clause 34 (Partial Invalidity), Clause 35 (Remedies, Waivers and Conflicts) and Clause 39 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in these clauses to "this Agreement" are references to this Agreement.

6.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

7	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

CONDITIONS PRECEDENT

1.	Borrower

(a)	A Certified Copy of the constitutional and incorporation documents of the Borrower.

(b)	A Certified Copy of a resolution of the board of directors of the Borrower:

(i)	approving the terms of, and the transactions contemplated by this Agreement and the Fourth Charter Amendment resolving that it execute this Agreement and the Fourth Charter Amendment;

(ii)	authorising a specified person or persons to execute this Agreement and the Fourth Charter Amendment; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement and the Fourth Charter Amendment.

(c)	the original of any power of attorney under which this Agreement and the Fourth Charter Amendment is executed on behalf of the Borrower.

2.	Charterer

(a)	A copy of the current consolidated articles of association of the Charterer (as available from the Luxembourg companies registry);

(b)	A copy (provided on a confidential basis to Luxembourg counsel Bonn & Schmitt) of the minutes of the board of directors of the Charterer approving the execution of the Fourth Charter Amendment by a director, authorised signatory or attorney (or any other applicable signing authorities) of the Charterer as required in order to issue the legal opinion set out in 6 (c) below.

3.	Finance Documents

A duly executed original of this Agreement

4.	Underlying Documents

A certified copy of the Fourth Charter Amendment.

5.	Turkish Sub-Charter Acknowledgements

A confirmation from the Charterer in the Fourth Charter Amendment that, in the Turkish Sub-Charter, the Turkish Sub-Charterer has acknowledged:

(a)	the Mortgage registered over the Ship at the Norwegian International Ship Registry; and

(b)	the undertakings set out in Clause 1.6 (Assignment, Transfer, Sub-chartering) of the Consent and Agreement.

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6.	Legal opinions

(c)	An English legal opinion from Ince & Co LLP, addressed to the Arranger, the Agent and the Original Lenders.

(d)	A Cayman Islands legal opinion from Maples & Calder, addressed to the Arranger, the Agent and the Original Lenders.

(e)	A Luxembourg legal opinion from Bonn & Schmitt addressed to the Arranger, the Agent and the Original Lenders.

(f)	Such other legal opinions as the Agent may reasonably require in relation to any other Finance Document and/or the jurisdiction in which the Ship will be located upon the Repositioning in relation to the Turkish Sub-Charter.

7.	Other documents and evidence

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of this Agreement.

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SCHEDULE 2

CONDITIONS SUBSEQUENT

1.	Prior to the Repositioning:

(g)	evidence that the registration of the Ship and the Mortgage at the Norwegian International Ship Registry will not be affected by the Repositioning, by providing an up-to-date copy of the Certificate of Ownership and Encumbrance for the Ship;

(h)	confirmation that no additional insurances are required for the Ship in relation to the Repositioning including, as applicable, endorsements or confirmation from the insurers in relation to existing cover notes or policies and the P&I Certificate of Entry; and

(i)	if required by the Agent, a favourable opinion from an independent insurance consultant appointed by the Agent on such matters relating to the insurances for the Ship as the Agent may require.

(j)	evidence that the Ship maintains the highest class with the Classification Society free of all recommendations and conditions; and

(k)	evidence that the Manager and/or Operator and the Ship are in compliance with the ISM Code and the ISPS Code, by providing up-to-date copies of:

(i)	the document of compliance (“DOC”) for the Manager and/or Operator;

(ii)	the safety management certificate (“SMC”) for the Ship; and

(iii)	the international ship security certificate (“ISSC”) for the Ship.

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SIGNATURES

THE BORROWER

SRV JOINT GAS LTD.

By:	/s/ Birgitte Hjertum

Address:	c/o Höegh LNG AS
Drammensveien 134
PO Box 4, Skoyen
N-0212 Oslo, Norway

Fax:	+47 21 03 90 13

THE AGENT (FOR THE FINANCE PARTIES)

DNB BANK ASA

By:	/s/ Jan Ole Huseby	/s/ Lars Kalbakken
	Jan Ole Huseby	Lars Kalbakken

Address:	Dronning Eufemias gate 30,
M15, 0191 Oslo, Norway

Fax:	+47 22 48 28 94

THE SECURITY TRUSTEE

DNB BANK ASA

By:	/s/ Lars Kalbakken	/s/ Jan Ole Huseby
	Lars Kalbakken	Jan Ole Huseby

Address:	Dronning Eufemias gate 30,
M15, 0191 Oslo, Norway

Fax:	+47 22 48 28 94

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